Exhibit 99.9

      (Text of graph posted to Ashland Inc.'s website concerning Valvoline
            Instant Oil Change's twelve month rolling average sales)

              VIOC Same Store Sales ($, Millions)

                      (2 Years and Older)

                  2000         2001        2002        2003         2004
                  ----         ----        ----        ----         ----

January           11.9         12.6        13.3        14.2         14.6
February          12.0         12.6        13.4        14.2         14.6
March             12.1         12.7        13.4        14.3         14.6
April             12.1         12.7        13.5        14.3         14.5
May               12.2         12.7        13.6        14.4         14.4
June              12.3         12.7        13.7        14.5         14.4
July              12.4         12.8        13.8        14.5         14.3
August            12.5         12.8        13.8        14.5         14.2
September         12.5         12.9        13.9        14.6         14.3
October           12.6         13.0        14.0        14.6         14.2
November          12.6         13.1        14.1        14.6         14.2
December          12.6         13.2        14.1        14.6